Exhibit 5.1

February 25, 2026

Virtuix Holdings Inc.

11500 Metric Blvd, Suite 430
Austin, TX 78758

Ladies and Gentlemen:

We have acted as special counsel to Virtuix Holdings Inc., a Delaware corporation (the “Company”), in connection with the Form S-8 Registration Statement (the “Registration Statement”) relating to the registration of the offer and sale of up to 6,149,470 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the terms and in the manner set forth in the Virtuix Holdings Inc. 2025 Omnibus Incentive Plan (the “2025 Omnibus Plan”), the Virtuix Holdings Inc. 2025 Long-Term Incentive Plan (the “2025 LTIP”), and the Virtuix Holdings Inc. 2014 Long-Term Incentive Plan (the “2014 LTIP”).

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, to be filed with the Securities and Exchange Commission (the “Commission”) under the Act; (ii) the Sixth Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iii) the Second Amended and Restated Bylaws of the Company, as currently in effect; (iv) the 2025 Omnibus Plan, the 2025 LTIP, and the 2014 LTIP; and (v) resolutions of the board of directors of the Company relating to, among other things, the approval of the 2025 Omnibus Plan, the 2025 LTIP, and the 2014 LTIP, the reservation for issuance of the Shares issuable thereunder, and the filing of the Registration Statement. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Virtuix Holdings Inc.

February 25, 2026

Page Two

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued, paid for and delivered pursuant to the terms and in the manner set forth in the Plan, and assuming that the Shares have been and remain duly reserved for issuance within the limits of the Common Stock then remaining authorized but unissued, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is based upon and limited to the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion letter is being furnished solely for the Company’s benefit in connection with the offer, sale and issuance of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby concede that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP
Winston & Strawn LLP